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EXHIBIT NO. 3.1

                          CERTIFICATE OF INCORPORATION

                              WALL STREET WEB, INC.

THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S.A. 14A:1-1 et seq. the "New Jersey Business Corporation Act."

         1.       The name of the corporation is: WALL STREET WEB, INC.

         2. The address (and zip code) of this corporation's initial registered office is:

                                2 Johnsvale Road
                          Park Ridge, New Jersey 07656

and the name of this corporation's initial registered agent at such address is:

                                 Thomas Melillo

         3.       The purposes for which this corporation is organized are:

To engage in any activity within the purposes of which corporations may be organized under the "New Jersey Business Corporation Act." U.S.A. 14A;1-1 et seq.

To provide an Internet marketing service for the dissemination of financial information.

To purchase, lease, or otherwise acquire, so far as permitted by law, the whole or any part of the business, goodwill and property of any person, firm, association, corporation or other entity (whether domestic or foreign) engaged in a business of the same general or related character as that for which this corporation is organized, and any other business or real and personal property of whatever kind wheresoever situated.

To invest in and deal with the monies of the corporation in any manner, and to acquire by purchase, by the exchange of stock or other securities of they corporation, by subscription, or otherwise, and to invest in, to hold for investment, or for any other purpose, and to deal in and use, sell, pledge, or a otherwise dispose of, any stocks, bonds, notes, debentures and other securities and obligations of any government, state, municipality, corporation. association, entity, or partnership, domestic or foreign, and, while owner of any such stocks, bonds, notes, debentures or other securities or obligations, to exercise all rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

To conduct its business, in whole or in part, and exercise any and all of its rights and powers, and have one or more offices, both within the State of New Jersey and in any part of the world, except where otherwise provided to the contrary by law.


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To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any persons, firm, association, or corporation or other entity.

To do all things necessary or incidental to the exercise of the powers and advancement of the business of the corporation, including the promotion of the efficiency of its personnel and the protection and improvement of its property; and, in general, to do all things conducive to the accomplishment of the purposes of the corporation.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of New Jersey, to do any or all of the things herein set forth, to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, trustees, or otherwise, alone or in an association or partnership with other persons, firms, or corporations, and to assemble, prepare, publish and disseminate information pertaining to the general business purposes as set forth hereinabove.

         4. The aggregate number of shares which the corporation shall have authority to issue is TWO THOUSAND FIVE HUNDRED (2,500) SHARES, NO PAR VALUE.

         5. The first Board of Directors of this corporation shall consist of one Director and the name and address of each person who is to serve as such Director is:

NAME                 ADDRESS                                 ZIP CODE
----                 -------                                 --------
Thomas Melillo,      2 Johnsvale Road, Park Ridge, N.J.       07656

         6. The name and address of each incorporator is:

Thomas Melillo, 2 Johnsvale Road, Park Ridge, N.J. 07656


In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 25th day of March, 1998.







/s/  THOMAS MELILLO
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THOMAS MELILLO
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